UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2006

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2006, Chicago Mercantile Exchange Inc. ("CME"), a wholly owned subsidiary of Chicago Mercantile Exchange Holdings Inc. ("CME Holdings"), entered into a definitive technology services agreement (the "Agreement") with New York Mercantile Exchange, Inc. ("NYMEX"), a wholly owned subsidiary of NYMEX Holdings, Inc.

Pursuant to the Agreement, CME will be the exclusive electronic trading service provider for NYMEX’s energy futures and options contracts. Initial trading of NYMEX energy products on CME Globex®, currently scheduled to begin in the second quarter of 2006, is expected to include side-by-side trading of NYMEX full-sized and NYMEX miNY™ energy futures contracts for crude oil, natural gas, heating oil and gasoline with NYMEX’s floor-based products during open outcry trading hours as well as trading when the NYMEX trading floor is closed. In the third quarter, all products trading on the NYMEX ACCESS® electronic trading platform are expected to transition to CME Globex. Also under the terms of the Agreement, CME Globex will be the exclusive electronic trading platform for metals products currently listed on the COMEX Division, with an anticipated third quarter launch.

The Agreement has a ten-year term from the launch date with rolling three-year extensions unless either party elects not to renew the Agreement upon written notice prior to the beginning of the applicable renewal term. For its services, CME will receive a minimum annual payment or per trade fees based on average daily volume, whichever is greater. During the early years of the Agreement, CME expects the average rate to range from 35 to 50 cents per round turn contract.

The Agreement also includes the following significant provisions:

• During the term of the Agreement, CME is prohibited from listing products that are competitive contracts (as defined in the Agreement) to the NYMEX products that are listed on the CME Globex platform provided minimum trading volumes are met.

• NYMEX will be responsible for clearing its contracts listed on CME Globex and will perform all related regulatory oversight functions.

• The parties have agreed to launch the NYMEX contracts and certain specialized trading functionality over three launch periods. If a launch date is delayed beyond a specified time period primarily due to the fault or failure of one party, the party at fault shall be liable to the other party for liquidated damages.

• The Agreement grants CME a royalty-free license during the term of the Agreement to use those patents owned by NYMEX which relate to the services being provided by CME. Further, NYMEX is granted a royalty-free license to use CME’s patents relating to the services provided by CME under the Agreement.

• The Agreement may be terminated: (i) for a material default, (ii) in the event of bankruptcy, (iii) for legal impairment, (iv) for failure to meet specified launch dates, (v) by either party between the fifth and sixth year anniversary of the first launch date upon written notice and payment of a termination fee, (vi) for force majeure, (vii) in the event of an acquisition of a competitor or the listing of competitive products by CME or (viii) by CME in the event that NYMEX Europe Limited, a wholly owned subsidiary of NYMEX Holdings, Inc., obtains appropriate regulatory approval to list products for trading on the CME Globex platform, but fails to list such products for trading prior to December 31, 2006.

The foregoing is a summary description of the terms of the Agreement and by its nature is incomplete. For further information regarding the terms and conditions of the Agreement, reference is made to the complete text of the Agreement, which will be filed as an exhibit to CME Holdings’ Quarterly Report on Form 10-Q.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of CME's press release, dated April 6, 2006, announcing the execution of the Agreement.

Statements in this Current Report that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, which can be obtained at its Web site at www.sec.gov. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

April 11, 2006	By:	Kathleen Cronin

Name: Kathleen Cronin
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 6, 2006